                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS FIRST QUARTER 2025 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.26 PER SHARE
CHARLOTTE, N.C., May 8, 2025 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today reported its financial and operating results for the first quarter of 2025 and announced that the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.26 per share.
Highlights

	Three Months Ended		Three Months Ended
Income Statement	March 31, 2025		December 31, 2024
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$26.4	$0.25	$29.5	$0.28
Net realized gains (losses)	$(1.1)	$(0.01)	$(13.8)	$(0.13)
Net unrealized appreciation (depreciation)	$7.3	$0.07	$9.2	$0.08
Net increase in net assets resulting from operations	$32.6	$0.31	$24.8	$0.24
Regular dividends paid		$0.26		$0.26
Special dividends paid		$0.05		$—
(1) Based on weighted average shares outstanding during the period of 105,373,382.
(2) Based on weighted average shares outstanding during the period of 105,523,884.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of March 31, 2025	As of December 31, 2024
Investment portfolio at fair value	$2,571.2	$2,449.3
Weighted average yield on performing debt investments (at principal amount)	9.9%	10.2%

Total assets	$2,791.3	$2,695.7
Debt outstanding (principal)	$1,522.3	$1,463.6
Total net assets (equity)	$1,188.8	$1,190.4
Net asset value per share	$11.29	$11.29
Debt-to-equity ratio	1.28x	1.23x
Net debt-to-equity ratio (adjusted for unrestricted cash and net unsettled transactions)	1.24x	1.16x
First Quarter 2025 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer of Barings BDC, stated, “We delivered solid portfolio performance in the first quarter, with stable NAV after higher repayments in the prior sequential quarter. BBDC has preserved strong credit quality with total non-accruals coming in at 0.6% of our portfolio on a fair value basis, outpacing industry averages. Subsequent to quarter end, we advanced our goal of rotating into income producing assets by terminating our MVC CSA with Barings in exchange for a payment of $23 million which we intend to deploy into attractive investment opportunities. The willingness of our manager, Barings, to pay this amount in full earlier than required, serves as yet another demonstration of unparalleled alignment. BBDC has over $420 million of investable dry powder and the power of the broader Barings platform providing scale and enabling global insights to drive future portfolio performance. Looking ahead, we believe our team is equipped to navigate the full gamut of economic scenarios we may face, selectively actioning our global pipeline as the operating landscape evolves.”

During the three months ended March 31, 2025, the Company reported total investment income of $64.4 million, net investment income of $26.4 million, or $0.25 per share, and a net increase in net assets resulting from operations of $32.6 million, or $0.31 per share.
Net asset value (“NAV”) per share as of both March 31, 2025 and December 31, 2024 was $11.29. During the three months eknded March 31, 2025 the NAV per share activity was primarily attributed to net unrealized appreciation on the Company’s investment portfolio, credit support agreements, foreign currency transactions and forward currency contracts of approximately $0.07 per share, partially offset by the Company’s payment of a first quarter special dividend of $0.05 per share, the Company’s first quarter regular dividend exceeding net investment income by $0.01 per share, and net realized loss on investments, foreign currency transactions and forward currency contracts of $0.01 per share.
Recent Portfolio Activity
During the three months ended March 31, 2025, the Company made 14 new investments totaling $128.2 million and made investments in existing portfolio companies totaling $78.7 million. The Company had 10 loans repaid totaling $66.1 million and recognized a net realized loss on these transactions of $10.2 million. The Company also received $33.9 million of portfolio company principal payments and sales proceeds and recognized a net realized loss on these transactions of $0.4 million. The Company received $5.2 million of return of capital from joint ventures, equity, and royalty rights investments. Lastly, the Company received proceeds related to the sales and exits of equity investments totaling $1.1 million and recognized a net realized loss on such sales totaling $7.1 million.
During the three months ended March 31, 2025, the Company recorded net unrealized appreciation totaling $7.3 million, consisting of net unrealized appreciation on the Company’s current portfolio of $17.0 million, net unrealized appreciation reclassification adjustments of $16.9 million related to the net realized losses on the sales / exits of certain investments, unrealized appreciation of $3.8 million on the MVC credit support agreement with Barings LLC (“Barings”), and unrealized appreciation of $0.6 million on the Sierra credit support agreement with Barings, partially offset by net unrealized depreciation related to forward currency contracts of $22.3 million, net unrealized depreciation related to foreign currency transactions of $7.8 million and deferred taxes of $1.0 million. The net unrealized appreciation on our current portfolio of $17.0 million was driven primarily by the impact of foreign currency exchange rates on investments of $14.8 million and broad market moves for investments of $7.9 million, partially offset by the credit or fundamental performance of investments of $5.7 million.
Liquidity and Capitalization
As of March 31, 2025, the Company had cash and foreign currencies of $100.6 million (including restricted cash of $7.3 million), $497.3 million of borrowings outstanding under its $825.0 million senior secured credit agreement, $1,025.0 million aggregate principal amount of unsecured notes outstanding and a net payable from unsettled transactions of $46.7 million.
Share Repurchase Program
On February 20, 2025, the Board authorized a new 12-month share repurchase program. Under the program, the Company may repurchase, during the 12-month period commencing on March 1, 2025, up to $30.0 million in the aggregate of its outstanding common stock in the open market at prices below the then-current NAV per share. The timing, manner, price and amount of any share repurchases will be determined by the Company, in its discretion, based upon the evaluation of economic and market conditions, the Company’s stock price, applicable legal, contractual and regulatory requirements and other factors. The program is expected to be in effect until March 1, 2026, unless extended or until the aggregate repurchase amount that has been approved by the Board has been expended. The program does not require the Company to repurchase any specific number of shares, and the Company cannot assure stockholders that any shares will be repurchased under the program. The program may be suspended, extended, modified or discontinued at any time. During the three months ended March 31, 2025, the Company repurchased a total of 150,000 shares of its common stock in the open market under the program at an average price of $9.67 per share, including brokerage commissions.
Dividend Information
The Board declared a quarterly cash dividend of $0.26 per share, which, together with the previously declared special dividend payable during the second quarter of 2025 in the amount of $0.05 per share, is payable as follows:
Second Quarter 2025 Dividend:
Amount per share:         $0.31
Record date:             June 4, 2025
Payment date:             June 11, 2025

Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to March 31, 2025, the Company made approximately $130.3 million of new commitments, of which $106.5 million closed and funded. The $106.5 million of investments consists of $71.2 million of first lien senior secured debt investments, $33.8 million of second lien senior secured debt investments, $1.2 million of subordinated debt investments and $0.3 million of equity investments. The weighted average yield of the debt investments was 10.6%. In addition, the Company funded $12.4 million of previously committed revolvers and delayed draw term loans.
On May 8, 2025, the Company entered into the Termination and Cancellation Agreement (the “Termination Agreement”) with Barings to terminate all rights and obligations under the MVC credit support agreement in exchange for Barings’ cash payment, on or prior to June 30, 2025, of $23.0 million to the Company, which amount represents Barings’ maximum obligation under the MVC credit support agreement.
Conference Call to Discuss First Quarter 2025 Results
Barings BDC has scheduled a conference call to discuss first quarter 2025 financial and operating results for Friday, May 9, 2025, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 15, 2025. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13750210.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 15, 2025.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the Company’s projected net investment income and earnings, the Company’s distribution levels and frequency of distributions, the Company’s share repurchase activity and investment activity, and the ability of Barings to manage Barings BDC and identify investment opportunities, all of which are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of Barings BDC’s trading intent. More information on the risks and other potential factors that could affect Barings BDC’s financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC’s quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net debt (calculated as (i) total debt less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings, a leading global asset manager based in Charlotte, NC with $442+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $442+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of March 31, 2025
Media Contact:
MediaRelations@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $2,115,174 and $2,033,716 as of March 31, 2025 and December 31, 2024, respectively)	$2,077,039	$1,972,373
Affiliate investments (cost of $396,408 and $382,848 as of March 31, 2025 and December 31, 2024, respectively)	408,937	397,236
Control investments (cost of $99,093 and $106,132 as of March 31, 2025 and December 31, 2024, respectively)	85,252	79,663
Total investments at fair value	2,571,228	2,449,272
Cash (restricted cash of $7,261 and $13,493 as of March 31, 2025 and December 31, 2024, respectively)	87,600	74,381
Foreign currencies (cost of $12,821 and $17,343 as of March 31, 2025 and December 31, 2024, respectively)	13,016	16,958
Interest and fees receivable	37,822	39,914
Prepaid expenses and other assets	1,541	1,745
Credit support agreements (cost of $58,000 as of both March 31, 2025 and December 31, 2024)	67,800	63,450
Derivative assets	3,708	24,816
Deferred financing fees	8,254	8,697
Receivable from unsettled transactions	340	16,427
Total assets	$2,791,309	$2,695,660
Liabilities:
Accounts payable and accrued liabilities	$3,409	$5,567
Interest payable	15,473	16,245
Administrative fees payable	349	540
Base management fees payable	8,019	7,888
Incentive management fees payable	7,738	7,871
Derivative liabilities	4,894	9,394
Payable from unsettled transactions	47,075	7,380
Borrowings under credit facility	497,268	438,590
Notes payable (net of deferred financing fees)	1,018,281	1,011,831
Total liabilities	1,602,506	1,505,306
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 105,258,938 and 105,408,938 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	105	105
Additional paid-in capital	1,845,526	1,846,977
Total distributable earnings (loss)	(656,828)	(656,728)
Total net assets	1,188,803	1,190,354
Total liabilities and net assets	$2,791,309	$2,695,660
Net asset value per share	$11.29	$11.29

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$44,627	$53,190
Affiliate investments	873	957
Control investments	120	386
Total interest income	45,620	54,533
Dividend income:
Non-Control / Non-Affiliate investments	1,144	1,322
Affiliate investments	9,598	7,155
Total dividend income	10,742	8,477
Fee and other income:
Non-Control / Non-Affiliate investments	3,538	3,388
Affiliate investments	32	69
Control investments	3	17
Total fee and other income	3,573	3,474
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,748	2,482
Affiliate investments	343	251
Control investments	227	391
Total payment-in-kind interest income	4,318	3,124
Interest income from cash	185	199
Total investment income	64,438	69,807
Operating expenses:
Interest and other financing fees	20,196	21,082
Base management fee	8,019	8,279
Incentive management fees	7,738	8,167
General and administrative expenses	1,694	2,676
Total operating expenses	37,647	40,204
Net investment income before taxes	26,791	29,603
Income taxes, including excise tax expense	401	250
Net investment income after taxes	$26,390	$29,353

Barings BDC, Inc. Unaudited Consolidated Statements of Operations — (Continued) (in thousands, except share and per share data)
	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$(10,384)	$(12,608)
Control investments	(7,347)	—
Net realized gains (losses) on investments	(17,731)	(12,608)
Foreign currency transactions	1,448	241
Forward currency contracts	15,213	(9,086)
Net realized gains (losses)	(1,070)	(21,453)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	22,232	8,502
Affiliate investments	(1,861)	2,795
Control investments	12,629	11,805
Net unrealized appreciation (depreciation) on investments	33,000	23,102
Credit support agreements	4,350	(6,350)
Foreign currency transactions	(7,777)	3,516
Forward currency contracts	(22,317)	15,833
Net unrealized appreciation (depreciation)	7,256	36,101
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts	6,186	14,648
Net increase (decrease) in net assets resulting from operations	$32,576	$44,001
Net investment income per share — basic and diluted	$0.25	$0.28
Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.31	$0.41
Dividends / distributions per share:
Regular quarterly dividends / distributions	$0.26	$0.26
Special dividends / distributions	0.05	—
Total dividends / distributions per share	$0.31	$0.26
Weighted average shares outstanding — basic and diluted	105,373,382	106,038,873

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$32,576	$44,001
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(167,244)	(143,128)
Repayments received / sales of portfolio investments	122,362	118,008
Loan origination and other fees received	4,161	2,520
Net realized (gain) loss on investments	17,731	12,608
Net realized (gain) loss on foreign currency transactions	(1,448)	(241)
Net realized (gain) loss on forward currency contracts	(15,213)	9,086
Net unrealized (appreciation) depreciation on investments	(33,000)	(23,102)
Net unrealized (appreciation) depreciation of CSAs	(4,350)	6,350
Net unrealized (appreciation) depreciation on foreign currency transactions	7,777	(3,516)
Net unrealized (appreciation) depreciation on forward currency contracts	22,317	(15,833)
Payment-in-kind interest / dividends	(6,707)	(5,800)
Amortization of deferred financing fees	1,183	1,041
Accretion of loan origination and other fees	(2,648)	(2,419)
Amortization / accretion of purchased loan premium / discount	(718)	(261)
Payments for derivative contracts	(4,930)	(11,265)
Proceeds from derivative contracts	20,143	2,178
Changes in operating assets and liabilities:
Interest and fees receivable	4,192	10,729
Prepaid expenses and other assets	205	313
Accounts payable and accrued liabilities	(3,328)	(388)
Interest payable	(813)	4,010
Net cash provided by (used in) operating activities	(7,752)	4,891
Cash flows from financing activities:
Borrowings under credit facility	104,000	24,500
Repayments of credit facility	(52,844)	(300,000)
Proceeds from notes	—	300,000
Financing fees paid	—	(7,122)
Purchases of shares in repurchase plan	(1,451)	(1,107)
Cash dividends / distributions paid	(32,676)	(27,577)
Net cash provided by (used in) financing activities	17,029	(11,306)
Net increase (decrease) in cash and foreign currencies	9,277	(6,415)
Cash and foreign currencies, beginning of period	91,339	70,528
Cash and foreign currencies, end of period	$100,616	$64,113
Supplemental Information:
Cash paid for interest	$17,680	$15,580
Excise taxes paid during the period	$3,665	$1,700

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio
(in thousands, except ratios)

	March 31, 2025	December 31, 2024
Total debt (principal)	$1,522,268	$1,463,590
minus: Cash and foreign currencies (excluding restricted cash)	(93,355)	(77,846)
plus: Payable from unsettled transactions	47,075	7,380
minus: Receivable from unsettled transactions	(340)	(16,427)
Total net debt(1)	$1,475,648	$1,376,697

Total net assets	$1,188,803	$1,190,354

Total net debt-to-equity ratio(1)	1.24x	1.16x
(1) See the “Non-GAAP Financial Measures” section of this press release.